Exhibit 24.1

POWERS OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Rheo A. Brouillard and Brian J. Hull as the true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their name, place and stead, in any and all capacities to sign any or all amendments to the Form MHC-2 Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company by SI Financial Group, Inc. and the Registration Statement on Form S-1 by SI Financial Group, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Office of Thrift Supervision (the “OTS”) or the U.S. Securities and Exchange Commission, respectively, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Part 563b of the OTS Rules and Regulations and the Securities Act of 1933, as amended, and any rules and regulations promulgated thereunder, the foregoing Powers of Attorney prepared in conjunction with the Application and the Registration Statement on Form S-1 have been duly signed by the following persons in the capacities and on the dates indicated.

NAME	DATE

/s/ Rheo A. Brouillard Rheo A. Brouillard President, Chief Executive Officer and Director (principal executive officer) SI Financial Group, Inc.	June 10, 2004

/s/ Brian J. Hull Brian J. Hull Executive Vice President, Chief Financial Officer and Treasurer (principal accounting and financial officer) SI Financial Group, Inc.	June 10, 2004

/s/ Henry P. Hinckley Henry P. Hinckley Chairman of the Board SI Financial Group, Inc.	June 10, 2004

NAME	DATE

/s/ Robert C. Cushman, Sr. Robert C. Cushman, Sr. Director SI Financial Group, Inc.	June 10, 2004

/s/ Roger Engle Roger Engle Director SI Financial Group, Inc.	June 10, 2004

/s/ Donna M. Evan Donna M. Evan Director SI Financial Group, Inc.	June 10, 2004

/s/ Robert O. Gillard Robert O. Gillard Director SI Financial Group, Inc.	June 10, 2004

/s/ Steven H. Townsend Steven H. Townsend Director SI Financial Group, Inc.	June 10, 2004

/s/ Everett A. Watson Everett A. Watson Director SI Financial Group, Inc.	June 10, 2004